Exhibit 10.4

Execution Version

TRANSFER AGENCY AND SERVICE AGREEMENT

     THIS AGREEMENT is dated as of ____________ , 2010 and effective as of effective date of the Trusts’ initial Registration Statement (as hereinafter defined), by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts having its principal office and place of business at One Lincoln Center, Boston, Massachusetts 02111 (“State Street” or the “Transfer Agent”), and each trust set forth on Exhibit A, each organized as a Delaware statutory trust (each a “Trust” and collectively, the “Trusts”).

     WHEREAS, each Trust is operated as a commodity pool under the Commodity Exchange Act, and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement on Form S-1 or Form S-3, as applicable (each, a “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”);

     WHEREAS, Factor Capital Management, LLC, serves as the managing owner and commodity pool operator of each Trust (the “Managing Owner”); and

     WHEREAS, each Trust will issue and redeem common units of beneficial interest (“Shares”) of each Trust only in aggregations of Shares known as “Baskets” (that is, one or more blocks of 100,000 Shares) as described in the currently effective prospectus and statement of additional information of such Trust;

     WHEREAS, only those entities (“Authorized Participants”) that have entered into an Authorized Participant Agreement with a Trust are eligible to place orders for Baskets with such Trust;

     WHEREAS, the Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”) or its nominee will be the record or registered owner of all outstanding Shares;

     WHEREAS, each Trust desires to retain State Street as transfer agent, dividend disbursing agent and agent in connection with certain other activities and State Street is willing to furnish such services, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	TERMS OF APPOINTMENT

1.1

Subject to the terms and conditions set forth in this Agreement each Trust hereby appoints the Transfer Agent to act as transfer agent for the Baskets and dividend disbursing agent of the Trusts. The Transfer Agent accepts such appointment and agrees to render the services stated herein.

In the event that the Managing Owner establishes one or more additional Trust(s) with respect to which such Trust desires to retain the Transfer Agent to act as transfer agent, dividend disbursing agent and agent in connection with certain other activities hereunder, the Trust(s) shall notify the Transfer Agent in writing. Upon written acceptance by the Transfer Agent, such Trust(s) shall become subject to the provisions of this Agreement to the same extent as the existing Trusts, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Trust in writing by such Trust and the Transfer Agent at the time of the addition of such Trust.

1.2	Transfer Agency Services. In accordance with procedures established from time to time by agreement between each Trust and the Transfer Agent, the Transfer Agent shall:

	(i)	perform the customary services of a transfer agent and dividend disbursing agent;

(ii)

establish, upon receipt of a fully executed Authorized Participant Agreement, as amended from time to time, each Authorized Participant’s account in the respective Trust on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Authorized Participant;

(iii)

receive and process orders for the benefit of the appropriate Authorized Participant for the purchase of Baskets from a Trust or its distributor as identified by such Trust (the “Distributor”), and promptly deliver payment and appropriate documentation thereof to the custodian of a Trust as identified by such Trust (the “Custodian”);

	(iv)	receive and process redemption requests and redemption directions from a Trust or its Distributor and deliver the appropriate documentation thereof to the Custodian;

(v)

provide each week (via remote access) for each Trust a report of daily purchases of Baskets and redemptions of Shares by Authorized Participants (notwithstanding the foregoing, the foregoing report will be provided on an ad hoc basis from time to time as may be reasonably requested by the Managing Owner);

(vi)

record the issuance of Shares of the respective Trust and maintain a record of the total number of Shares of each Trust which are issued and outstanding; and provide each Trust on a regular basis with the total number of Shares of such Trust which are issued and outstanding but Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized or registered Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of each Trust; and, excluding DTC or its nominee as the record or registered owner, the Transfer Agent shall have no obligations or responsibilities to account for, keep records of, or otherwise related to, the beneficial owners of the Shares;

(vii)

maintain and manage, as agent for the Trusts, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Basket purchases and redemptions and the payment of Trust distributions. The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent in accordance with applicable law;

(viii)	process any request from a Trust or its Distributor to change an Authorized Participant’s account registration;

(ix)	maintain daily/monthly reconciliation of outstanding units between a Trust and DTC;

(x)

except as otherwise instructed by each Trust, process all transactions in such Trust in accordance with the procedures mutually agreed upon by a Trust and the Transfer Agent with respect to the proper net asset value to be applied to purchases received in good order by the Transfer Agent or by such Trust or any other person or firm on behalf of such Trust or from an Authorized Participant before cut-off times established by such Trust. The Transfer Agent shall report to each Trust any known exceptions to the foregoing;

(xi)

implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of each Trust’s shareholders and of the Managing Owner’s employees, directors and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public; and

	(xii)	adopt and maintain a business continuity plan with respect to its transfer agency services.

1.3	Additional Services. In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:

(i)

DTCC.The Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts, and the purchase and redemption of Baskets in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTCC on behalf of Authorized Participants; and (b) issue instructions to a Trust’s banks for the settlement of transactions between such Trust and DTCC (acting on behalf of the respective Authorized Participant).

(ii)

The Transfer Agent shall perform such other services for a Trust that are mutually agreed to by the parties from time to time, for which such Trust will pay such fees as may be mutually agreed upon, including the Transfer Agent’s reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

(iii)	The Transfer Agent shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

1.4

Authorized Persons. Each Trust hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons of the Managing Owner and other persons authorized by the Managing Owner, including its Distributor, as provided or agreed to by the Managing Owner on behalf of each Trust and as may be amended from time to time, in receiving instructions to issue or redeem Baskets. Each Trust agrees and covenants for itself and each such authorized person that any order or sale of or transaction in Baskets received by it after the order cut-off times as set forth in each Trust’s Registration Statement (including any disclosure document and statement of additional information) or such earlier time as designated by such Trust (the “Order Cut-Off Time”), shall be effectuated at the net asset value determined on the next business day or as otherwise required pursuant to the respective Trust’s then-effective Registration Statement, and a Trust or such authorized person shall so instruct the Transfer Agent of the proper effective date of the transaction.

1.5

Anti-Money Laundering and Client Screening. With respect to each Trust’s offering and sale of Baskets at any time, and for all subsequent transfers of such interests, each Trust or its delegatee shall, directly or indirectly and to the extent required by applicable law: (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and Baskets and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase Baskets or Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations. In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, a Trust shall, upon receipt of written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.

1.6

Tax Law. The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on a Trust, any Baskets, any Shares, a beneficial owner thereof, an Authorized Participant or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof. It shall be the responsibility of the each Trust to notify the Transfer Agent of the obligations imposed on each Trust, the Baskets, the Shares, or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

2.	FEES AND EXPENSES

2.1

Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, each Trust shall pay the Transfer Agent the fees and expenses set forth in a fee schedule (the “Fee Schedule”). Such fees and any out of pocket expenses and advances identified under Section 2.2 below may be changed from time to time, subject to mutual written agreement between each Trust and the Transfer Agent. The parties agree that the fees set forth in the Fee Schedule shall apply with respect to each Trust listed on Schedule A hereto as of the date hereof and to any newly created Trusts added to this Agreement that have requirements consistent with services then being provided by the Transfer Agent under this Agreement. In the event that a Trust is to become a party to this Agreement as a result of an acquisition or merger, then the parties shall confer diligently and negotiate in good faith, and agree upon fees applicable to such Trust.

2.2

Out of Pocket Expenses. In addition to the fees paid under Section 2.1 above, each Trust agrees to reimburse the Transfer Agent for ordinary and reasonable out of pocket expenses, including but not limited to, confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Transfer Agent for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of a Trust, will be reimbursed by the respective Trust.

2.3

Invoices. Each Trust agrees to pay all fees and out of pocket expenses within thirty (30) days following the receipt of the respective invoice, except for any fee or expense that is subject to good faith dispute. In the event of such a dispute, each Trust may withhold that portion of the fee or expense subject to the good faith dispute. Such Trust shall notify the Transfer Agent in writing within twenty- one (21) calendar days following the receipt of each invoice if such Trust is disputing any amounts in good faith. Such Trust shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid.

2.4

The Transfer Agent is authorized to and may employ, associate or contract with such person or persons as the Transfer Agent may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Transfer Agent and that the Transfer Agent shall be as fully responsible to each Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

3.	REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

The Transfer Agent represents and warrants to each Trust that:

	3.1	It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

3.2

It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it will remain so registered for the duration of this Agreement, and it will promptly notify the Trusts in the event of any material change in its status as a registered transfer agent.

	3.3	It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

	3.4	It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.

	3.5	All requisite corporate proceedings have been taken to authorize it to enter into and perform the services contemplated in this Agreement.

	3.6	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.7

It is in compliance with all material federal and state laws, rules and regulations applicable to its transfer agency business and the performance of its duties, obligations and services under this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF EACH TRUST

Each Trust represents and warrants to the Transfer Agent that:

	4.1	It is a statutory trust duly organized, existing and in good standing under the laws of the State of Delaware.

	4.2	It is empowered under applicable laws and by its Charter Documents (as defined below) to enter into and perform this Agreement.

	4.3	All requisite proceedings have been taken to authorize it to enter into, perform and receive services pursuant to this Agreement.

4.4

Its registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all of its Shares being offered for sale.

	4.5	No legal or administrative proceedings have been instituted or threatened which would impair its ability to perform its duties and obligations under this Agreement.

	4.6	Its entrance into this Agreement will not cause a material breach or be in material conflict with any of its other agreements or obligations or any law or regulation applicable to it.

	4.7	As of the close of business on the effective date of this Agreement, it is authorized to issue unlimited shares of beneficial interest subject to its currently effective Registration Statement.

5.	DATA ACCESS AND PROPRIETARY INFORMATION

5.1

Each Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to each Trust by the Transfer Agent as part of each Trust’s ability to access certain Trust-related data (for purposes of this Section 5, Trust-related data is referred to as “Customer Information”) maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or another third party. In no event shall: (i) Proprietary Information be deemed Customer Information or the confidential information of a Trust or (ii) Customer Information or the confidential information of the Trust be deemed to be Proprietary Information. Each Trust agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, each Trust agrees for itself and its officers and employees, on behalf of each Trust and respective agents, to:

(i)

use such programs and databases solely on each Trust’s, or such agents’ computers, or solely from equipment at the location(s) agreed to between each Trust and the Transfer Agent, and solely in accordance with the Transfer Agent’s applicable user documentation;

(ii)	refrain from copying or duplicating in any way the Proprietary Information;

(iii)

refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;

(iv)

refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent’s computers to a Trust’s, or such agents’ computer to be retransmitted to any other computer facility or other location;

(v)	allow each Trust to have access only to those authorized transactions agreed upon by each Trust and the Transfer Agent;

(vi)

honor all reasonable written requests made by the Transfer Agent to protect, at the Transfer Agent’s expense, the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other applicable federal or state law.

5.2

Proprietary Information shall not include all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Transfer Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

5.3

Notwithstanding any other provision to the contrary, each Trust may disclose Proprietary Information in the event that it is required to be disclosed by law or in a judicial or administrative proceeding, or by an appropriate regulatory authority having jurisdiction over a Trust; provided that all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the Transfer Agent as much advance notice of the possibility of such disclosure as practical so the Transfer Agent may attempt to stop such disclosure or obtain a protective order concerning such disclosure.

5.4

If a Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and such Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER

PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.5

If the transactions available to a Trust include the ability to originate electronic instructions to the Transfer Agent in order to effect the transfer or movement of cash or Baskets or transmit Authorized Participant information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

	5.6	Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section. The obligations of this Section shall survive any earlier termination of this Agreement.

6.	WIRE TRANSFER OPERATING GUIDELINES

6.1

Obligation of Sender. The Transfer Agent is authorized to promptly debit the appropriate Trust account(s) upon the receipt of a payment order in compliance with the selected security procedure (the “Security Procedure”) chosen for funds transfer in the Funds Transfer Addendum to that certain custody contract of even date herewith between State Street Bank and Trust Company and the Trusts, as amended from time to time (the “Custody Contract”), and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with each Trust’s instructions on the execution date, provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

6.2

Security Procedure. Each Trust acknowledges that the Security Procedure it has designated on the Funds Transfer Addendum to its Custody Contract was selected by each Trust from security procedures offered by the Transfer Agent. Each Trust shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. Each Trust must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in a Trust’s or the Managing Owner’s authorized personnel. The Transfer Agent shall verify the authenticity of all instructions received from each Trust according to the Security Procedure.

6.3

Account Numbers. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

6.4

Rejection. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (i) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent’s receipt of such payment order; (ii) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (iii) if the Transfer Agent, in good faith is unable to satisfy itself that the transaction has been properly authorized.

6.5

Cancellation Amendment. The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure, provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.6

Errors. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

6.7

Interest. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

6.8

ACH Credit Entries/Provisional Payments. When a Trust initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, the applicable Trust agrees that the Transfer Agent shall receive a refund of the amount credited to such Trust in connection with such entry, and the party making payment to such Trust via such entry shall not be deemed to have paid the amount of the entry.

6.9

Confirmation. Confirmation of the Transfer Agent’s execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent’s proprietary information systems, or by facsimile or call-back. A Trust must report any objections to the execution of an order within thirty (30) calendar days of receipt of such confirmation.

7.	INDEMNIFICATION

7.1

The Transfer Agent shall not be responsible for, and each Trust shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, reasonable expenses and liability arising out of or attributable to:

(i)

all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct;

		(ii)	a Trust’s breach of any representation, warranty or covenant of such Trust hereunder;

		(iii)	a Trust’s lack of good faith, negligence or willful misconduct;

(iv)

the reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by a Trust, and which have been prepared, maintained or performed by a Trust or any other person or firm on behalf of such Trust, including but not limited to any broker-dealer or previous transfer agent; (b) any instructions or requests of a Trust or any of its officers, employees, agents or subcontractors; (c) any instructions or opinions of legal counsel to a Trust with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (d) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(v)

the offer or sale of Baskets in violation of federal or state securities laws or regulations requiring that such Baskets be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Baskets;

(vi)

the negotiation and processing of any checks, wires and ACH transmissions, including without limitation, for deposit into, or credit to, a Trust’s demand deposit accounts maintained by the Transfer Agent;

		(vii)	all actions relating to the transmission of Basket or Authorized Participant data through the NSCC clearing systems, if applicable; and

(viii)

any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder.

7.2

At any time the Transfer Agent may apply to any designated officer(s) of the Managing Owner or is authorized agents for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the respective Trust for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of a Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by a Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from such Trust.

7.3

In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which a Trust may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify such Trust of such assertion, and shall keep such Trust advised with respect to all material developments concerning such claim. Such Trust shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which such Trust may be required to indemnify the Transfer Agent except with such Trust’s prior written consent which shall not be unreasonably withheld.

8.	STANDARD OF CARE / LIMITATION OF LIABILITY

8.1

The Transfer Agent shall at all times act in good faith in its performance of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees, agents or subcontractors. The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section. In any event, the Transfer Agent’s cumulative liability for each calendar year (a “Liability Period”) with respect to each Trust under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period with respect to such Trust, as defined herein, for any liability or loss suffered by such Trust including, but not limited to, any liability relating to such Trust’s operation as a commodity pool or any liability relating to the Trust’s compliance with any federal or state tax, securities or commodities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Transfer Agent’s liability for that period have occurred. Notwithstanding the foregoing, for example, the Compensation Period for purposes of calculating the annual cumulative liability of the Transfer Agent for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2010 shall be the date of this Agreement through December 31, 2010, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2011 and terminating on December 31, 2011. In no event shall the Transfer Agent be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable.

9.	ADDITIONAL COVENANTS OF EACH TRUST AND THE TRANSFER AGENT

	9.1	Each Trust shall promptly furnish to the Transfer Agent each of the following documents and all future amendments and supplements, if any:

		(i)	its Declaration of Trust and Trust Agreement, as may be amended from time to time (collectively, the “Charter Documents”);

(ii)

its currently effective Registration Statement under the 1933 Act and each Prospectus (including any disclosure document and statement of additional information) relating to it and all amendments and supplements thereto as in effect from time to time;

(iii)

certified copies of the resolutions of the Managing Owner, on its behalf, authorizing (1) it to enter into this Agreement and (2) certain individuals on its behalf to (a) give instructions to the Transfer Agent pursuant to this Agreement and (b) sign checks and pay expenses;

		(iv)	copies of all Authorized Participant Agreements between the Trust, the Managing Owner and any authorized participant named therein, including all amendments thereto; and

(v)

such other certificates, documents or opinions which the Transfer Agent and the Managing Owner may deem necessary or appropriate for the proper performance of the Transfer Agent's duties hereunder provided that the Transfer Agent shall have no liability in respect of any loss, damage or expense insofar as such loss, damage or expense arises from the non-delivery of a certificate, document or opinion deemed necessary by the Transfer Agent that is deemed unnecessary by the Managing Owner.

9.2

The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of stock certificates (if any), check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

9.3

Records. The Transfer Agent shall maintain certain records of each Trust as mutually agreed. The Transfer Agent agrees that all records which it maintains for a Trust shall at all times remain the property of such Trust, shall be readily accessible during normal business hours to the Trust, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request.

10.	CONFIDENTIALITY AND PRIVACY

10.1

The Transfer Agent and each Trust agrees that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. Neither party will use or disclose confidential information for purposes other than the activities contemplated by this Agreement or except as required by law, court process or pursuant to the lawful requirement of a governmental agency, or if the party is advised by counsel that it may incur liability for failure to make a disclosure, or except at the request or with the written consent of the other party. Notwithstanding the foregoing, each party acknowledges that the other party may provide access to and use of confidential information relating to the other party to the disclosing party’s employees, contractors, sub-contractors, agents, professional advisors, auditors or persons performing similar functions.

The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by a party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

The undertakings and obligations contained in this Section 10.1 shall survive the termination or expiration of this Agreement for a period of three (3) years.

10.2

The Transfer Agent affirms that it has and shall maintain throughout the term of this Agreement, procedures that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable laws, rules and regulations.

11.	TERMINATION OF AGREEMENT

11.1

Termination. This Agreement shall become effective as of the date first written above. This Agreement shall remain in effect unless terminated by either party on ninety (90) days’ prior written notice. Termination of this Agreement with respect to any given Trust shall in no way affect the continued validity of this Agreement with respect to any other Trust.

11.2

Upon termination of this Agreement, each applicable Trust shall pay to the Transfer Agent such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

12.	ASSIGNMENT

12.1

Except as provided in Section 13 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

12.2

Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and each Trust, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and each Trust. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.

12.3

This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and any Trust. Other than as provided in Section 13, neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

13.	SUBCONTRACTORS

     The Transfer Agent may, without further consent on the part of a Trust, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation (“BFDS”) which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act (“Section 17A(c)(2)”), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(2), (iii) a BFDS affiliate duly registered as a transfer agent or (iv) other affiliated or unaffiliated third party duly registered as a transfer agent pursuant to Section

17A(c)(2); provided, however, that the Transfer Agent shall remain liable to each Trust for the acts and omissions of any subcontractor under this Section as it is for its own acts and omissions under this Agreement.

15.	MISCELLANEOUS

	15.1	Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.

15.2

Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

15.3

Force Majeure. In the event that either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

15.4

Consequential Damages. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

15.5

Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

15.6

Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

15.7

Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

15.8

Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

	15.9	Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

15.10	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

15.11

Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

15.12

Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a)

If to Transfer Agent, to:

State Street Bank and Trust Company
200 Clarendon Street, 16th Floor
Boston, Massachusetts 02116
Attention: Sheila McClorey, Transfer Agent Vice President
Telephone: (617) 937-6912
Facsimile: (617) 937-8139

With a copy to:
State Street Bank and Trust Company
2 Avenue de Lafayette, 2nd Floor (LCC/2)
Boston, MA 02206-5049
Attn: Mary Moran Zeven, Esq.
Telephone: (617) 662-1783
Facsimile: (617) 662-3805

(b)

If to a Trust, to:

c/o Factor Capital Management, LLC
1 Penn Plaza,
36th Floor, NY, NY 10119
Telephone: (212) 786-7482
Facsimile: (917) 522-9729

With a copy to:
Sidley Austin, LLP
787 Seventh Avenue
New York, NY 10019
Attn: James C. Munsell, Esq.
Telephone: (212) 839-5300
Facsimile: (212) 839-5599

15.13

It is expressly acknowledged and agreed that the obligations of each Trust hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of such Trust or the Managing Owner, personally. This Agreement has been duly authorized, executed and delivered by each Trust and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

15.14

The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Trust shall be enforceable against the assets of that Trust only, and not against the assets of any other Trust, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to any other Trust shall be enforceable against the assets of that Trust.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:
	Name:	Michael Rogers

	Title:	Executive Vice President

THE TRUSTS
FactorShares S&P US Equity Premium
FactorShares S&P Anti-Equity Premium
FactorShares S&P US Equity Anti-USD
FactorShares S&P Crude Oil Premium
FactorShares S&P Gold Premium

By:	Factor Capital Management, LLC, as the managing owner
and commodity pool operator of each Trust

By:
Name:

Title:

Schedule A

THE TRUSTS

FactorShares S&P US Equity Premium
FactorShares S&P Anti-Equity Premium
FactorShares S&P US Equity Anti-USD
FactorShares S&P Crude Oil Premium
FactorShares S&P Gold Premium